UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 8, 2017

REALPAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2201 Lakeside Boulevard
Richardson, Texas 75082
(Address of principal executive offices, including zip code)
(972) 820-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On March 8, 2017, Kathryn V. Marinello, a member of the board of directors of RealPage, Inc. (the “Company”), indicated her intention to resign her position as director of the Company effective immediately. Ms. Marinello informed the Company that her decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Marinello became President and Chief Executive Officer of Hertz Global Holdings, Inc. and The Hertz Corporation on January 3, 2017, and the boards of directors of such entities have requested that she limit her outside board service. The Company's Board does not intend to replace Ms. Marinello at this time, but will continue to evaluate whether appointing an additional director would be beneficial to maintain the range of skills and experience of board members that best meet the needs of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Stephen T. Winn
Stephen T. Winn
Chief Executive Officer, President and Chairman
Date: March 10, 2017